EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Long-Term Incentive Plan of Telephone and Data Systems, Inc. of our report dated February 25, 2020, with respect to the financial statements of Los Angeles SMSA Limited Partnership included in Telephone and Data Systems, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Orlando, FL
August 6, 2020